As filed with the Securities and Exchange Commission on August 2, 2012.

Registration No. 333-182329

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form F-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Rosetta Genomics Ltd.

(Exact name of registrant as specified in its charter)

Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Rosetta Genomics Ltd.
10 Plaut Street, Science Park
Rehovot 76706
Israel
+972-73-222-0700

(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Rosetta Genomics Inc.
3711 Market Street, Suite 740
Philadelphia, Pennsylvania 19104
Attn: President
(215) 382-9000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Oded Biran, Adv., General Counsel Rosetta Genomics Ltd. 10 Plaut Street, Science Park Rehovot 76706 Israel +972-73-222-0700	Brian P. Keane, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	Nir Oren, Adv. Raved Magriso Benkel & Co. 37 Shaul Hamelech Blvd. Tel-Aviv 64928 Israel +972-3-606-0260	Oded Har-Even, Esq. Shy S. Baranov, Esq. Zysman Aharoni Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form F-1 (Registration No. 333-182329) (the “Registration Statement”) is being filed solely for the purpose of filing Exhibits 1.1, 4.21, 5.1, and 23.2 to the Registration Statement and making corresponding changes to the exhibit index. No changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Article 67 of the articles of association of Rosetta Genomics Ltd. (“we,” “us” or “our”) provides as follows:

“INDEMNITY AND INSURANCE

(a)	Subject to the provisions of the Companies Law and to the fullest extent permitted under the Companies Law, as shall be in effect from time to time, the Company may:
(i)	enter into a contract for the insurance of the liability, in whole or in part, of any of its Office Holders;
(ii)	undertake in advance to indemnify an Office Holder, under any circumstances, in respect of which the Company may undertake in advance to indemnify an Office Holder under the Companies Law, subject to the limitations set forth in the Companies Law;
(iii)	indemnify an Office Holder as permitted under the Companies Law;
(iv)	release and exculpate, in advance, any Office Holder from any liability from damages arising out of a breach of a duty of care towards the Company.
(b)	Any amendment to the Companies Law adversely affecting the right of any Office Holder to be indemnified or insured pursuant to this Article 67 shall be prospective in effect, and shall not affect the Company’s obligation or ability to indemnify or insure an Office Holder for any act or omission occurring prior to such amendment, unless otherwise provided by the Companies Law.
(c)	The provisions of this Article 67 are not intended, and shall not be interpreted so as to restrict the Company, in any manner, in respect of the procurement of insurance and/or indemnification and/or exculpation, in favour of any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder.”

Article 2 of our articles of association defines “Office Holder” as “every director and every other person included in the definition of “office holder” under the Companies Law, including the executive officers of the Company.”

The Companies Law provides that a company may, if its articles of association include provisions which allow it to do so:

(1)	enter into a contract to insure the liability of an “office holder” (as defined) of the company by reason of acts or omissions committed in his or her capacity as an office holder of the company for:
(a)	the breach of his or her duty of care to the company or any other person;
(b)	the breach of his or her duty of loyalty to the company to the extent he or she acted in good faith and had a reasonable basis to believe that the act would not prejudice the interests of the company; and
(c)	monetary liabilities or obligations which may be imposed upon him or her in favor of other persons.
(2)	indemnify an office holder of the company for the following liabilities or expenses that may be imposed upon him or her or that he or she may incur by reason of acts or omissions committed in his or her capacity as an office holder of the company, for:
(a)	monetary liabilities or obligations imposed upon him or her in favor of another person under a court judgment, including a compromise judgment or an arbitrator’s decision approved by a court;
(b)	reasonable litigation expenses, including attorney’s fees, actually incurred by the office holder pursuant to an inquiry or a proceeding brought against him or her by a competent authority, which was concluded without the submission of an indictment against him or her and without any financial penalty being imposed on him or her as an alternative to a criminal proceeding or which was concluded without the submission of an indictment against him or her but with a financial penalty being imposed on him or her as an alternative to a criminal proceeding, in respect of a criminal action which does not require proof of criminal intent or with respect to monetary sanction;

In this subsection: (i) a proceeding concluded without the submission of an indictment in a matter in respect to which a criminal investigation was initiated shall mean the relevant case against him or her being closed in accordance with the provisions of Section 62 of the Israeli Criminal Procedure Law [Consolidated Version], 5742-1982, or by virtue of a stay of proceedings by the Attorney General in accordance with the provisions of Section 231 of the Israeli Criminal Procedure Law [Consolidated Version], 5742-1982; and (ii) “a financial penalty imposed as an alternative to a criminal proceeding” means a monetary penalty imposed in accordance with law as an alternative to a criminal proceeding, including an administrative fine in accordance with the Israeli Administrative Crimes Law, 5746-1985, a fine for a crime that is considered a crime in respect of which a fine may be imposed, in accordance with the provisions of the Israeli Criminal Procedure Law[Consolidated Version], 5742-1982, a monetary sanction or a forfeit; and

(c)	reasonable litigation expenses, including attorney’s fees, actually incurred by the office holder or imposed upon him or her by a court, in an action, suit or proceeding brought against him or her by or on behalf of the company or by other persons, or in connection with a criminal action from which he or she was acquitted, or in connection with a criminal action which does not require proof of criminal intent in which he or she was convicted.
(3)	exempt an office holder, in advance, from and against all or part of his or her liability for damages due to a breach of his or her duty of care to it, provided that a company may not exempt a director in advance from his or her liability to it due to a breach of his or her duty of care with respect to a ‘Distribution’ (as defined in Section 1 of the Companies Law).

The Companies Law provides that a company’s articles of association may provide for indemnification of an office holder (X) post-factum; and (Y) may also provide that a company may undertake to indemnify an office holder in advance as follows: (i) as detailed in section 2(a) above, provided that the undertaking is limited to types of occurrences which, in the opinion of the company’s board of directors, are, at the time of the undertaking, foreseeable in light of the activities of the company when the undertaking is given and to an amount or a criteria that the board of directors has determined is reasonable in the circumstances, and that the undertaking shall specify the occurrences which in the board of directors’ opinion are foreseeable as aforesaid, and the amount or criteria set by the board of directors as reasonable in the circumstances (ii) as detailed in sections 2(b) and 2(c) above.

The Companies Law provides that a provision in a company’s articles of association which permits the company to enter into a contract to insure the liability of or to indemnify an office holder or to exempt an office holder from his or her liability to the company, or a resolution of a company’s board of directors to indemnify an office holder with respect to the following will not be valid:

•	a breach of his or her duty of loyalty, other than, in respect of indemnification and insurance, to the extent described in Section 1(b) above;
•	a breach of his or her duty of care that was done intentionally or recklessly, unless the breach was done only in negligence;
•	an act or omission done with the intent to unlawfully realize personal gain; or
•	a fine, monetary sanction, forfeit or penalty imposed upon him or her.

The term “office holder” (or “Noseh Misra” in Hebrew) is defined in the Companies Law as a managing director, chief executive officer, executive vice president, vice president, any other person fulfilling or assuming any of the foregoing positions without regard to such person’s title, as well as a director, or a manager directly subordinate to the managing director.

Granting an exemption to, indemnification of, and procurement of insurance coverage for, an office holder of a company requires, under the Companies Law, the approval of the company’s audit committee and board of directors, and, in some circumstances, including if the office holder is a director, the approval of the company’s shareholders.

Our office holders are currently covered by a directors’ and officers’ liability policy. We have also resolved to provide directors and certain other office holders with our standard indemnification undertaking which provides for indemnification from any liability for damages caused as a result of a breach of duty of care and provides an exemption, to the fullest extent permitted by law, all in accordance with and pursuant to the terms set forth in the said indemnification undertaking.

Item 7. Recent Sales of Unregistered Securities.

Set forth below is information regarding unregistered securities we issued within the past three years. The share numbers below reflect the 1-for 4 reverse split of our ordinary shares effected on July 6, 2011 and the 1-for 15 reverse split of our ordinary shares effected on May 14, 2012.

On April 27, 2009, we sold 33,334 of our ordinary shares at $240.00 per share pursuant to a stock purchase agreement entered into between us and Prometheus Laboratories Inc. on April 10, 2009 in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving a public offering.

On December 1, 2010, we closed a private placement transaction to accredited investors exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering (the “2010 Private Placement”). Pursuant to the 2010 Private Placement, we sold an aggregate of 41,667 of our ordinary shares at a price of $60.00 per share and issued Series A warrants to purchase up to an aggregate of 20,841 ordinary shares with an exercise price of $78.00 per share and Series B warrants to purchase up to an aggregate of 10,417 ordinary shares with an exercise price of $0.60 per share. On February 9, 2011, the Series B warrants were automatically exercised on a cashless basis and we issued an aggregate of 10,307 ordinary shares. Rodman & Renshaw LLC served as placement agent for the 2010 Private Placement. As compensation, Rodman received $150,000 and Rodman and certain affiliates received warrants to purchase a total of 1,045 ordinary shares at an exercise price of $78.00 per share. In February 2011, the exercise price of the Series A warrants and the warrants issued to the placement agent and its affiliates was adjusted to $60.00 per share pursuant to the terms thereof.

On February 23, 2011, we closed a private placement transaction to accredited investors exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering (the “February 2011 Private Placement”). Pursuant to the February 2011 Private Placement, we sold an aggregate of 75,695 of our ordinary shares at a price of $36.00 per share and issued warrants to purchase up to an aggregate of 56,776 ordinary shares at an exercise price of $48.00 per share. Rodman & Renshaw LLC served as placement agent for the February 2011 Private Placement. As compensation, Rodman received $163,500 and Rodman and certain affiliates received warrants to purchase a total of 1,895 ordinary shares at an exercise price of $48.00 per share.

On April 11, 2011, we issued warrants to purchase an aggregate of 1,168 shares to four consultants. These warrants vest over a five year period and have an exercise price of $29.40 per share and expire on April 11, 2021. On May 22, 2012, we issued warrants to purchase an aggregate of 750 shares to the consultants. These warrants vest over a five year period and have an exercise price of $7.43 per share and expire on May 22, 2022. These issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. There was no placement agent or underwriter.

On October 19, 2011, we closed a private placement transaction to accredited investors exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering (the “October 2011 Private Placement”). Pursuant to the October 2011 Private Placement we sold an aggregate of 135,010 of our ordinary shares at a price of $11.25 per share and issued Series A warrants to purchase up to an aggregate of 135,010 ordinary shares with an exercise price of $15.00 per share and Series B warrants to purchase up to an aggregate of 67,500 ordinary shares with an exercise price an exercise price equal to the greater of $0.15 or NIS 0.6 per share. On November 28, 2011, the Series B warrants were automatically exercised on a cashless basis and we issued an aggregate of 65,748 ordinary shares. Rodman & Renshaw LLC served as placement agent for the October 2011 Private Placement. As compensation, Rodman received $116,910 and Rodman and certain affiliates received warrants to purchase a total of 3,375 ordinary shares at an exercise price of $15.00 per share. In November 2011, the exercise price of the Series A warrants and the warrants issued to the placement agent and its affiliates in the October 2011 Private Placement was adjusted to $7.50 per share pursuant to the terms thereof.

On January 26, 2012, we entered into a Secured Loan Agreement, pursuant to which on January 27, 2012, we sold and issued a $1,750,000 senior secured debenture (the “Debenture”) to accredited investors (the “Lenders”). The Debenture had a maturity date of January 26, 2013 and accrued interest at a rate of 10% per annum, payable semi-annually. Beginning on March 15, 2012, an aggregate of $300,000 in principal amount of the Debenture became convertible, subject to certain limitations, into our ordinary shares at a conversion price of $1.416 per share. The Debenture was secured by a security interest in all our current and future assets and any current or future subsidiary, including Rosetta Genomics Inc. Pursuant to the terms of the Secured Loan Agreement, we also agreed to negotiate a definitive license agreement in good faith with a designee of the Lenders, which was also obligated to negotiate in good faith. If a definitive license agreement was not entered into between the parties by March 15, 2012, the interest rate on the Debenture increased to 18% per annum. We were not able to reach agreement on the definitive license agreement with the designee of the Lenders. The Debenture was only prepayable, (1) after a definitive license agreement was executed or (2) prior thereto, only with the consent of the holders of the Debenture. In addition, if our ordinary shares were suspended from trading on or delisted from The NASDAQ Capital Market for more than 10 trading days, the holders had the right to require us to redeem the Debenture in 90 days. With respect to any prepayment or redemption, we were required to pay (i) 120% of the amount being prepaid or redeemed for the first such event or (ii) if there is more than one such prepayment or redemption event, 120% plus an additional 10% of the amount being prepaid or redeemed for each such subsequent event after the first one.

On June 21, 2012, we entered into an agreement and release with the Debenture holders, pursuant to which we prepaid an aggregate of $1,450,000 in principal and $288,000 in interest and the Debenture holders agreed to convert the remaining $300,000 in principal into ordinary shares at the conversion price of $1.416 per share no later than July 31, 2012. Such conversion occurred on July 27, 2012. Upon the prepayment of the $1,450,000 in principal and $288,000 in interest, all of our obligations (other than the obligation to convert the remaining $300,000 in principal into ordinary shares) were satisfied or terminated and the security interest in all of our assets terminated. The agreement also contained a mutual release and discharge of all claims.

Aegis Capital Corp. served as placement agent in a registered direct offering we completed on April 17, 2012 (the “April 2012 Registered Direct Offering”) and received $96,390, warrants to purchase 13,505 of our ordinary shares at an exercise price of $3.1875 per share and reimbursement of expenses of $15,000. The warrants were issued as placement agent compensation and were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Aegis Capital Corp. served as placement agent in a registered direct offering we completed on May 22, 2012 (the “Initial May 2012 Registered Direct Offering”) 2012 and received $154,854, warrants to purchase 15,802 of our ordinary shares at an exercise price of $4.375 per share and reimbursement of expenses of $15,000. The warrants were issued as placement agent compensation and were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Aegis Capital Corp. served as placement agent in a registered direct offering we completed on May 31, 2012 (the “Subsequent May 2012 Registered Direct Offering”) and received $459,458, warrants to purchase 14,269 of our ordinary shares at an exercise price of $14.375 per share and reimbursement of expenses of $15,000. The warrants were issued as placement agent compensation and were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

Item 8. Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement.
3.1(12)	Amended and Restated Articles of Association.
4.1(1)	Form of Share Certificate for Ordinary Shares.
4.2(1)	Investor Rights Agreement dated April 4, 2006.
4.3(6)	Form of Ordinary Share Purchase Warrant issued by Rosetta Genomics Ltd. to the investors and the placement agent in the January 2010 registered direct offering.
4.4(4)	Convertible Note Agreement, dated as of September 24, 2008, by and among Rosetta Genomics Ltd. and the entities identified in the Schedule of Investors thereto and form of Convertible Promissory Notes.
4.5(7)	Form of Series A Warrant issued by Rosetta Genomics Ltd. to the investors and the placement agent in the 2010 Private Placement.
4.6(7)	Form of Series B Warrant issued by Rosetta Genomics Ltd. to the investors in the 2010 Private Placement.
4.7(7)	Registration Rights Agreement, dated November 29, 2010, by and between Rosetta Genomics Ltd. and the investors in the 2010 Private Placement.
4.8(8)	Form of Ordinary Share Purchase Warrant issued by Rosetta Genomics Ltd. to the investors and the placement agent in the February 2011 Private Placement.
4.9(8)	Form of Ordinary Share Purchase Warrant issued by Rosetta Genomics Ltd. to the investors in the February 2011 registered direct offering.
4.10(8)	Form of Ordinary Share Purchase Warrant issued by Rosetta Genomics Ltd. to the placement agent in the February 2011 registered direct offering.
4.11(8)	Registration Rights Agreement, dated February 16, 2011, by and between Rosetta Genomics Ltd. and the investors in the February 2011 Private Placement.
4.12(9)	Form of Series A Warrant issued by Rosetta Genomics Ltd. to the investors and the placement agent in the October 2011 Private Placement.
4.13(9)	Form of Series B Warrant issued by Rosetta Genomics Ltd. to the investors in the October 2011 Private Placement.
4.14(9)	Registration Rights Agreement, dated October 13, 2011, by and between Rosetta Genomics Ltd. and the investors in the October 2011 Private Placement.
4.15(16)	Secured Loan Agreement, dated January 26, 2012, by and between Rosetta Genomics Ltd. and the investor in the January 2012 debt financing.
4.15.1(11)	Form of $1.75 million senior secured convertible debenture issued on January 27, 2012.
4.15.2(16)	Security Interest Agreement, dated January 26, 2012, by and between Rosetta Genomics Ltd. and the investor in the January 2012 debt financing.
4.16#	Form of warrant issued to Aegis Capital Corp. as placement agent in the January 2012 debt financing.
4.17(14)	Form of Purchase Option Agreement issued to Aegis Capital Corp. as placement agent in the April 2012 Registered Direct Offering.
4.18(15)	Form of Purchase Option Agreement issued to Aegis Capital Corp. as placement agent in the Initial May 2012 Registered Direct Offering.
4.19#	Form of warrant issued to consultants.
4.20(17)	Form of Purchase Option Agreement issued to Aegis Capital Corp. as placement agent in the Subsequent May 2012 Registered Direct Offering.
4.21**	Form of Purchase Option Agreement to be issued to the underwriter in this offering.

Exhibit Number	Description of Exhibit
5.1**	Opinion of Raved Magriso Benkel & Co.
10.1(1)@	License Agreement, dated as of May 4, 2006, by and between Rosetta Genomics Ltd. and The Rockefeller University.
10.2(2)@	License Agreement, dated effective as of May 1, 2007, by and between Rosetta Genomics Ltd. and The Rockefeller University.
10.3(1)	Lease Agreement, dated August 4, 2003, by and between Rosetta Genomics Ltd., as tenant, and Rorberg Contracting and Investments (1963) Ltd. and Tazor Development Ltd., as landlords, as amended in April 2004 and as extended on April 9, 2006 (as translated from Hebrew).
10.4(3)	Lease, dated December 2, 2007, between 15 Exchange Place Corp. and Rosetta Genomics Inc.
10.5(4)	Lease Agreement from Wexford-UCSC II, L.P. to Rosetta Genomics Inc., dated July 7, 2008, and First Amendment thereto, dated August 11, 2008.
10.6(1)	2003 Israeli Share Option Plan.
10.7(10)	2006 Employee Incentive Plan (Global Share Incentive Plan).
10.8(1)	Form of Director and Officer Indemnification Agreement.
10.9(5)@	Amended and Restated License Agreement, dated as of March 3, 2009, by and between Rosetta Genomics Ltd. and Max Planck Innovation GmbH.
10.10(16)@	Amended and Restated License Agreement, dated August 14, 2011, by and between The Johns Hopkins University and Rosetta Genomics Ltd.
10.11(1)@	License Agreement, dated as of December 22, 2006, by and between Rosetta Genomics Ltd. and Max Planck Innovation GmbH.
10.12(1)@	Cooperation and Project Funding Agreement, dated effective as of May 1, 2006, by and among Rosetta Genomics Ltd., the Israel-United States Bi-national Industrial Research and Development Foundation and Isis Pharmaceuticals, Inc.
10.13(3)@	License Agreement, dated effective as of January 10, 2008, by and between Rosetta Genomics Ltd. and The Rockefeller University.
10.14(4)@	Exclusive Testing and Administrative Services Agreement, dated December 24, 2008, between Rosetta Genomics Ltd. and Teva Pharmaceutical Industries Ltd.
10.14.1(16)	Letter Agreement, dated January 17, 2011, amending the Exclusive Testing and Administrative Services Agreement between Rosetta Genomics Ltd. and Teva Pharmaceutical Industries Ltd.
10.15(10)	Shareholders Agreement, dated November 25, 2010, by and between Rosetta Genomics Ltd. and Plan B Ventures I LLC.
10.16(10)	Settlement Agreement and Mutual Release, dated November 22, 2010, by and among Rosetta Genomics Ltd., Rosetta Genomics, Inc. and Prometheus Laboratories Inc.
10.17(13)	Share Transfer Agreement, dated December 13, 2011, by and between Rosetta Genomics Ltd. and the purchasers listed on Exhibit A thereto.
10.18(16)@	License Agreement, effective as of October 10, 2011, by and between Rosetta Genomics Ltd. and Avatao Biotech.
10.19(18)	Agreement and Release, dated June 21, 2012, by and between Rosetta Genomics Ltd. and the investor in the January 2012 debt financing.
21.1(16)	Subsidiaries.
23.1#	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global.
23.2**	Consent of Raved Magriso Benkel & Co. (included in Exhibit 5.1).
24.1#	Powers of Attorney (included in the signature page to this Registration Statement).

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form F-1 (Reg. No. 333-137095), initially filed with the SEC on September 1, 2006.
(2)	Incorporated by reference from the Registrant’s Form 6-K dated August 2, 2007 (Reg. No. 001-33042), filed with the SEC on August 3, 2007.
(3)	Incorporated by reference from the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2007 (Reg. No. 001-33042), filed with the SEC on June 26, 2008.
(4)	Incorporated by reference from the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2008 (Reg. No. 001-33042), filed with the SEC on June 30, 2009.
(5)	Incorporated by reference from the Registrant’s Form 6-K dated August-September 2009 (Reg. No. 001-33042), filed with the SEC on September 9, 2009.
(6)	Incorporated by reference from the Registrant’s Form 6-K dated January 2010 (Reg. No. 001-33042), filed with the SEC on January 14, 2010.
(7)	Incorporated by reference from the Registrant’s Form 6-K dated November 2010 (Reg. No. 001-33042), filed with the SEC on November 30, 2010.
(8)	Incorporated by reference from the Registrant’s Form 6-K dated February 2011 (Reg. No. 001-33042), filed with the SEC on February 18, 2011.
(9)	Incorporated by reference from the Registrant’s Form 6-K dated October 2011 (Reg. No. 001-33042), filed with the SEC on October 14, 2011.
(10)	Incorporated by reference from the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2010 (Reg. No. 001-33042), filed with the SEC on March 31, 2011.
(11)	Incorporated by reference from the Registrant’s Form 6-K dated January 2012 (Reg. No. 001-33042), filed with the SEC on January 30, 2012.
(12)	Incorporated by reference from the Registrant’s Form 6-K dated May 2012 (Reg. No. 001-33042), filed with the SEC on May 14, 2012.
(13)	Incorporated by reference from the Registrant’s Form 6-K dated December 2011 (Reg. No. 001-33042), filed with the SEC on December 19, 2011.
(14)	Incorporated by reference from the Registrant’s Form 6-K dated April 2012 (Reg. No. 001-33042), filed with the SEC on April 16, 2012.
(15)	Incorporated by reference from the Registrant’s Form 6-K dated May 2012 (Reg. No. 001-33042), filed with the SEC on May 17, 2012.
(16)	Incorporated by reference from the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2011 (Reg. No. 001-33042), filed with the SEC on April 2, 2012.
(17)	Incorporated by reference from the Registrant’s Form 6-K dated May 2012 (Reg. No. 001-33042), filed with the SEC on May 25, 2012.
(18)	Incorporated by reference from the Registrant’s Form 6-K dated June 2012 (Reg. No. 001-33042), filed with the SEC on June 22, 2012.
**	Filed herewith.
#	Previously filed.
@	Confidential portions of these documents have been filed separately with the SEC pursuant to a request for confidential treatment.

Item 9. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)	For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rehovot, State of Israel, on this 2nd day of August, 2012.

ROSETTA GENOMICS LTD.
By: /s/ Kenneth A. Berlin Kenneth A. Berlin, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date
/s/ Kenneth A. Berlin Kenneth A. Berlin	Chief Executive Officer and President (principal executive officer)	August 2, 2012
/s/ Ron Kalfus Ron Kalfus	Chief Financial Officer (principal financial and accounting officer)	August 2, 2012
* Brian Markison	Chairman of the Board	August 2, 2012
* Roy N. Davis	Director	August 2, 2012
* Gerald Dogon	Director	August 2, 2012
* Joshua Rosensweig	Director	August 2, 2012
* David Sidransky, M.D.	Director	August 2, 2012
* Tali Yaron-Eldar	Director	August 2, 2012
*By:	/s/ Kenneth A. Berlin Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Rosetta Genomics Inc., the duly authorized representative in the United States of Rosetta Genomics Ltd., has signed this registration statement on August 2nd, 2012.

ROSETTA GENOMICS INC.
By: /s/ Kenneth A. Berlin Kenneth A. Berlin, President